Exhibit 99.3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re	)	Chapter 11 Cases
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Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
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Debtors.	)	Jointly Administered
)

ORDER APPROVING THREE RELATED
AGREEMENTS BETWEEN THE DEBTORS AND THE
SECURITIES AND EXCHANGE COMMISSION, THE
DEBTORS AND THE DEPARTMENT OF JUSTICE,
AND THE DEBTORS AND THE RIGAS FAMILY

Upon the motion dated April 28, 2005 (the “Motion”) of the above captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of an order, pursuant to Bankruptcy Rule 9019 and sections 105 and 363 of the Bankruptcy Code, approving three related agreements between the Debtors and the Securities and Exchange Commission, the Debtors and the Department of Justice, and the Debtors and the Rigas Family; and the Court having reviewed the Motion and the objections to the Motion, and having heard and considered the statements and evidence in support of and against the relief requested therein at a hearing before the Court (the “Hearing”); and the Court having determined that the bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and the relief requested in the Motion being in the best interests of the Debtors and their estates and creditors and supported by sound business reasons; and upon all of the proceedings had before the Court in and the full record of these cases; and this Court having issued its Bench Decision on Motion to Approve Settlement Agreements (the “Bench Decision”) on May 20, 2005; and after due deliberation and sufficient cause appearing therefor, it is

FOUND AND DETERMINED THAT:(1)

A.                                   The Court has jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.). The relief requested in the Motion is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.                                     Due and proper notice of the Motion was provided as set forth in the Motion, and no other or further notice need be provided.

C.                                     As more fully set forth in the Bench Decision, the Settlement Agreements(2) are fair, equitable and appropriate.

D.                                    The Debtors have demonstrated sound business justification for this Court authorizing the Settlement Agreements.

E.                                      The Settlement Agreements are in the best interests of, and, provide a benefit to, each of the respective Debtors’ estates, and should be approved.

F.                                      Payments to be made in connection with the Settlement Agreements are (a) an actual and necessary cost and expense of preserving the Debtors’ estates, within the meaning of section 503(b) of the Bankruptcy Code, (b) of benefit to the Debtors’ estates, and (c) reasonable and appropriate.

(1)                                  This Order incorporates by reference the findings of fact and conclusions of law set forth in the Bench Decision. Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

(2)                                  Capitalized terms used and not otherwise defined herein have the meaning ascribed to them in the Motion.

G.                                     The Debtors do not control or own a majority of the shares of Century/ML Cable Venture and Century/ML Cable Corporation (collectively, the “Joint Venture”).

H.                                    The entry of this Order is in the best interests of the Debtors and their estates, creditors and interest holders and all other parties in interest herein; and it is therefore

ORDERED, ADJUDGED AND DECREED THAT:

1.                                       The Motion is granted. All objections to the Motion, to the extent not resolved or disposed of by the provisions of this Order or the Bench Decision, are overruled.

2.                                       The Settlement Agreements are approved.

3.                                       In connection with the Settlement Agreements and the terms of the nonprosecution agreement set forth therein, the Debtors are hereby authorized to obtain ownership to the cable systems currently operated by the Forfeited Managed Entities, by either (a) obtaining title to the equity interests in the Forfeited Managed Entities, (b) obtaining title to the equity interests in the entities that own the equity interests in the Forfeited Managed Entities  (“Intermediate Holding Companies”), (c) obtaining title to the assets comprising the cable systems currently held by the Forfeited Managed Entities, in which event the Debtors shall contribute such assets to one or more newly formed entities (“Newcos” and, together with the Forfeited Managed Entities and the Intermediate Holding Companies, the “Subject Companies”), or (d) a combination of the foregoing, provided that the Debtors shall not mix within a single Newco assets corresponding to pledgors under different Co-Borrowing Facilities.

4.                                       Subject to obtaining the requisite consent (“DIP Consent”) of the lenders under the Debtors’ postpetition credit facility (the “DIP Facility”) and owning the Subject Companies pursuant to and in accordance with the Settlement Agreements (or on such other terms as are acceptable to the Debtors in their sole discretion), the Debtors shall grant to, and, if applicable, shall cause the Subject Companies to grant to (a) the respective administrative agents of the Co-Borrowing Facilities for the benefit of the respective agents and lenders under the Co-Borrowing Facilities, effective as of the date that is immediately prior to the Forfeiture Date, a lien on the equity interests of the Subject Companies that are owned by the Debtors or another Subject Company (the “Subject Companies Collateral”), in each case, to secure allowed claims for indebtedness, obligations, and liabilities under the respective Co-Borrowing Facilities (the “Co-Borrowing Liens”), it being agreed that (i) each administrative agent is only being granted a lien on the equity interests of a Subject Company to the extent that such administrative agent held a lien on the equity interests of such Subject Company prior to the Forfeiture Date (or, in the case of a Subject Company that is a Newco, to the extent that such administrative agent held a lien on the equity interests of the Forfeited Managed Entity whose assets and properties were transferred to such Newco) and (ii) subject to the foregoing, and the terms of paragraph 8 below, the liens on the Subject Companies Collateral granted pursuant to the terms hereof shall have the same validity, priority, value, scope, effect and, (except as otherwise provided in paragraphs 9 and 13 herein) immunity from avoidance, as such liens had immediately prior to the Forfeiture Date; and (b) Bank of Montreal, as administrative agent, of that certain Co-Borrowing Facility, dated September 28, 2001 (the “Olympus Facility”), for the benefit of the agents and lenders under the Olympus Facility, as further security for obligations owed by Coudersport and Bucktail thereunder, a lien (the “Supplemental Liens” and, together with the Co-Borrowing Liens, the “Prepetition Liens”) on all assets and properties (other than equity interests, which are provided for in clause (a) immediately above, the “Supplemental Collateral”) that are wholly owned by entities in the Olympus Borrower Group (as defined in the DIP Facility) and, as of June 25, 2002  (the “Petition Date”), were not subject to a valid, perfected and non-avoidable lien; provided, however, that the Supplemental Liens and any amounts realized by the agents and lenders under the Olympus Facility as a result of the granting of such Supplemental Liens shall (i) be subject to any valid lien perfected subsequent to the Petition Date, (ii) have the same validity, priority, scope, effect and (except otherwise provided in paragraphs 9 and 13 herein) immunity from avoidance as the Co-Borrowing Liens under the Olympus Facility have with respect to Bucktail and Coudersport, (iii) be limited to the fair market value of Coudersport and Bucktail (as such value is determined by the Bankruptcy Court), (iv) in all cases, be subject to the terms and conditions set forth in paragraph 8 below, and (v) secure allowed claims for indebtedness, obligations and liabilities under the Olympus Facility.

5.                                       In consideration of the grant of the Supplemental Liens on the Supplemental Collateral, the agents and lenders under the Olympus Facility shall, absent further order of this Court (following notice and a hearing) based solely upon a showing of materially changed circumstances adversely affecting the value of the Supplemental Liens, forbear from exercising any and all rights or remedies against Coudersport or Bucktail or the equity securities representing ownership of Coudersport or Bucktail, whether arising under the terms of the Olympus Facility, applicable law, or otherwise; provided, however, that in the event the agents and lenders under the Olympus Facility are subsequently authorized by this Court to exercise any rights or remedies against Coudersport and/or Bucktail and/or the equity securities representing ownership of Coudersport and/or Bucktail, as of the date of such Order, the Supplemental Liens shall automatically be deemed revoked and ineffective.

6.                                       Subject to obtaining DIP Consent and subject to owning the Subject Companies pursuant to and in accordance with the Settlement Agreements (or on such other terms as are acceptable to the Debtors in their sole discretion), the Debtors are hereby authorized to cause each Subject Company to, and each Subject Company is hereby authorized to, guarantee  (or in the case of either a Newco that acquired the assets of a Forfeited Managed Entity that was a borrower under one or more of the Co-Borrowing Facilities prior to the Forfeiture Date or a Subject Company (other than a Newco) that was a borrower under one or more of the Co-Borrowing Facilities prior to the Petition Date, become obligated to pay) the indebtedness, obligations, and liabilities under the applicable Co-Borrowing Facility to the extent (and only to the extent) that such Subject Company provided a guarantee of, or was obligated to pay, the indebtedness, obligations, and liabilities under such Co-Borrowing Facility prior to the Forfeiture Date (and, in the case of a Subject Company that is a Newco, such Newco shall only provide a guarantee of, or become obligated to pay, the indebtedness, obligations, and liabilities under a Co-Borrowing Facility to the extent (and only to the extent) that the Forfeited Managed Entity whose assets and properties were transferred to such Newco provided such a guarantee, or was obligated to pay, prior to the Forfeiture Date). In the event that the equity interests in a Subject Company are held by a Debtor that is not a guarantor or a borrower under the Co-Borrowing Facility to which such Subject Company shall be a guarantor or a borrower (after giving effect to the terms of the immediately preceding sentence), then such Debtor is hereby authorized to guarantee the indebtedness, obligations, and liabilities under the Co-Borrowing Facility to which such Subject Company shall be a borrower or a guarantor (after giving effect to the terms of the immediately preceding sentence); provided, however, that the guarantee provided by any such Debtor shall be non-recourse to such Debtor and shall be limited solely to the value, if any, of the equity interests of the Subject Company that are held by such Debtor (as determined by the Court) and, in the event that such Debtor holds the equity interests in multiple Subject Companies, the guarantee of the indebtedness, obligations, and liabilities under any such

Co-Borrowing Facility provided by such Debtor pursuant to the terms hereof shall not include the value, if any, of the equity interests in any Subject Company that is not a guarantor or a borrower under such Co-Borrowing Facility (after giving effect to the terms of the immediately preceding sentence). The guarantees and obligations provided by the two immediately preceding sentences are referred to herein as the “Prepetition Guarantees and Obligations.” The ability of the agents and lenders under the Co-Borrowing Facilities to take any action or seek to enforce any right or remedy with respect to the Prepetition Guarantees and Obligations shall be subject to the terms and conditions set forth in paragraph 8 below.

7.                                       All liens and claims authorized to be granted or given in accordance with paragraphs 4-6 above shall be deemed to have been granted or given prior to the commencement of a bankruptcy case, if any, of or involving the Subject Companies (the “Subject Companies Petition Date”) or the Debtors (as to the Supplemental Liens and, if applicable, the Prepetition Guarantees and Obligations) and such claims shall not constitute an expense of administration in any such case under title 11 of the United States Code. The Prepetition Liens shall be automatically perfected, effective as of the Forfeiture Date, upon the later of the date of entry of this Order and the date that DIP Consent is obtained. In addition, the Debtors and the Subject Companies shall execute such documentation as the respective administrative agents of the Co-Borrowing Facilities shall reasonably request to evidence and perfect the Prepetition Liens and the Prepetition Guarantees and Obligations, which documents shall be reasonably satisfactory in all respects to the Co-Lead Arrangers (as defined in the DIP Facility).

8.                                       Notwithstanding anything herein to the contrary, the rights, claims and interests of the lenders and agents under the Co-Borrowing Facilities in respect of the Prepetition Liens, the Prepetition Guarantees and Obligations, the Subject Companies Collateral, the

Supplemental Collateral or otherwise shall, in all cases, be subject and subordinate to any and all claims and rights of the agents and lenders under the DIP Facility, in each case, arising under the DIP Facility or the Cash Management Protocol, as amended, which was annexed as Schedule 3  to the Final Order (as defined in the DIP Facility), and the right of the lenders and agents under the Co-Borrowing Facilities to take any action in respect thereof shall be subject to the terms and conditions set forth in all Orders (including, without limitation, the Interim Order, the Final Order and the Extension Order (as each such capitalized term is defined in the DIP Facility)), which were previously entered by this Court in the Debtors’ chapter 11 cases (the “Cases”).

9.                                       This Order and the implementation of the Settlement Agreements is without waiver of, and shall not prejudice or affect the rights, claims or defenses of any party (including any lender, agent, committee, stakeholder, debtor, or estate) in any manner, in law or equity with respect to: (a) any request for relief (which shall be commenced by the Debtors by motion initiating a contested matter) seeking to allocate between or among any or all of the Debtors (i) the financial cost to be borne under the Settlement Agreements and (ii) after giving effect to the liens and claims authorized and granted in decretal paragraphs 4, 6 and 12 herein in favor of the administrative agents under the Co-Borrowing Facilities, the benefits of the Settlement Agreements (the “Allocation Motion” and the issues referenced in clause 9(a) above, the “Allocation Issues”); provided, however, the Debtors shall have the burden of showing that such allocation satisfies applicable legal principles, including, but not limited to, section 1129 of the Bankruptcy Code (to the extent applicable); provided, further, however, that nothing in this Order shall prejudice any rights of a party in interest to oppose such allocation or to propose a different allocation; provided, further, however, that no order entered with respect to the Allocation Motion shall render this Order interlocutory or in any way affect the finality of this

Order, (b) in the absence of this Court’s prior determination of the Allocation Issues, any provision of a plan of reorganization for or involving the Debtors that operates to allocate between or among any or all of the Debtors the costs and benefits referenced in clause 9(a)(i) and  (ii) above; and (c) the prosecution or defense of any litigation against any of the agents and/or lenders under the Co-Borrowing Facilities (or their respective investment banking affiliates that are defendants in the Committee Litigation (as defined below)) pending in this Court, including the adversary proceeding captioned Official Committee of Unsecured Creditors for Adelphia Communications Corporation, et al. vs. Bank of America, N.A. et al., Ad. Pro. No. 03-04942  (REG), including the proposed intervenor complaint filed by the Equity Committee, which was commenced on July 6, 2003 (the “Committee Litigation”), as to which the Settlement Agreements shall be neutral, and shall not operate to reduce, limit or increase damages recoverable therein; provided, however, that the parties to the Committee Litigation may claim the Debtors’ $715 million contribution to a Government restitution fund pursuant to the Settlement Agreements as evidence of damages or mitigation of damages, recoverable as a matter of law or equity; which shall in no way constitute an admission or acknowledgement with respect thereto by any of the defendants to the Committee Litigation; provided, further, however, that all such parties are forever estopped from seeking to void, avoid or recover transfers of consideration, entities or assets effectuated pursuant to or in contemplation of the Settlement Agreements on the basis that such transfers are fraudulent transfers pursuant to chapter 5, subchapter III, of the Bankruptcy Code; provided, further, however, that unless otherwise ordered by the Court in connection with a motion or objection prosecuted by any party in interest  (in each case, over the Debtors’ opposition) or a ruling in the Committee Litigation (any such order or ruling, a “Contrary Order”), the Debtors agree not to reserve, withhold or escrow plan distributions otherwise payable under a plan of reorganization to any holder of claims under the Pre-Petition Facilities (as such term is defined in the DIP Facility) by reason of the pendency of the Committee Litigation or based on any claim, cause of action or objection asserted by any party in interest on behalf of the Debtors’ estates that is based substantially on the allegations set forth in the proposed complaint underlying the Committee Litigation (provided, that, any plan of reorganization proposed by the Debtors shall so reserve, withhold or escrow such plan distributions if required by a Contrary Order); and; provided, further, however, without limiting the generality of the foregoing, absent agreement of TCI California Holdings, LLC and TCI Adelphia Holdings, LLC or further order of this Court following notice and a hearing, the financial costs of the Settlement Agreements shall not be charged or allocated to Century-TCI California Communications, L.P., Western NY Cablevision, L.P., Parnassos Communications, L.P. or any of their subsidiaries.

10.                                 In accordance with the Bench Decision, the parties in interest who wish to take a position on the Allocation Issues shall caucus amongst themselves and professionals for the Debtors and the Creditors’ Committee on an expeditious basis in order to determine a process for the prompt resolution, or (if necessary) a determination of any dispute by this Court, of the Allocation Issues. Subject to the provisions of decretal paragraphs 9 and 10 hereof, the Debtors shall be permitted to propose a non-binding resolution of the Allocation Issues in order to draft and file a proposed plan of reorganization and disclosure statement.

11.                                 Notwithstanding anything contained in this Order to the contrary, upon obtaining the ownership interests in the Subject Companies, the Debtors need not establish an entitlement to, or demonstrate that they have satisfied the elements of, the doctrine of subrogation (whether arising under state or federal law) to maintain or establish ownership of the Subject Companies.

12.                                 All proofs of claim timely filed by lenders or agents under the Co-Borrowing Facilities, solely in their capacity as such lenders or agents, or thereafter permitted to be filed by such parties (solely in their capacity as lenders or agents of such facilities), shall automatically be deemed to have been timely filed against the Subject Companies as of the Subject Companies Petition Date.

13.                                 As of the Subject Companies Petition Date, all Orders previously entered by this Court in the Cases (including, without limitation, the Interim Order, the Final Order, the Extension Order, and all provisions relating to the adequate protection of the lenders or agents under the Co-Borrowing Facilities contained therein (collectively, the “DIP Orders”)), to the extent applicable and in a manner that is consistent with such Orders’ stated purposes, shall be deemed to apply to the bankruptcy cases commenced by one or more of the Subject Companies, effective as of the date of the entry of such Order, as if the Subject Companies were Debtors referred to in said Orders; provided, however, that all rights, claims, requests for relief, defenses and causes of action of the parties to the Committee Litigation shall automatically be deemed to apply to the Subject Companies without regard to any procedural requirement or deadline established by the DIP Orders.

14.                                 The Debtors are authorized and empowered to cancel or otherwise retire, upon and following the occurrence of the Forfeiture Date, at such time and in such manner as the Debtors determine in their sole discretion, the debt and/or equity securities issued by Adelphia that are included in the Forfeited Assets pursuant to the Settlement Agreements; provided, however, that any such cancellation of debt securities included in the Forfeited Assets (the

“Forfeited Debt Securities”) shall be without prejudice (a) to the right of any holder of senior indebtedness issued by Adelphia Communications Corporation to assert that such Forfeited Debt Securities be deemed to remain outstanding for purposes of enforcing the subordination provisions contained in any Forfeited Debt Securities in connection with any plan distributions that otherwise would be made on account of such securities, or (b) the rights, claims or defenses of any party in interest (including the Debtors) to object to any such request; and provided further, however, that any such cancellation of debt or equity securities included in the Forfeited Assets (the “Forfeited Securities”) shall be without prejudice (x) to the right of any party in interest to assert that such Forfeited Securities be deemed to remain outstanding for purposes of any plan distributions that otherwise would be made on account of such securities, or (y) the rights, claims or defenses of any party in interest (including the Debtors) to object to any such request.

15.                                 Notwithstanding anything herein to the contrary, this Order is without prejudice to, and shall not constitute a waiver of, either (i) the rights of the City of Carlsbad, California and the County of San Diego, California (collectively, the “LFAs”), if any, to approve any future transfer requests and/or franchise renewal proceedings related to franchise agreements with one or more of the Forfeited Managed Entities or their successors, including, but not limited to, the right, if any, to consider issues of noncompliance that presently exist and/or to assert the need to cure any existing noncompliance issues (each as contractually or otherwise permitted), or  (ii) any of the Debtors’ rights and defenses related to section (i) of this paragraph, including, but not limited to, the right to argue that pursuant to section 365(f) of the Bankruptcy Code or otherwise that a LFAs’ consent is not required to transfer a franchise agreement.

16.                                 The Joint Venture shall be excluded from the definition of “subsidiaries” as used in the Rigas/Adelphia Agreement or the DoJ/Adelphia Agreement. Except as they relate to any derivative claims of Adelphia, references in the Settlement Agreements to entities “asserting claims through or on behalf of Adelphia” shall exclude the Joint Venture.

17.                                 The Debtors are authorized and empowered to take such steps, expend such sums of money, and do such other things as may be necessary to implement and effectuate the terms and provisions of this Order and the Settlement Agreements.

18.                                 Notwithstanding Bankruptcy Rule 6004(g), this Order shall not be stayed for ten (10) days after the entry hereof and shall be effective and enforceable immediately upon signature hereof.

19.                                 In the event of any inconsistency between this Order and the Settlement Agreements, this Order shall govern.

20.                                 This Court shall retain jurisdiction over any matters related to or arising from the implementation of this Order and the Settlement Agreements.

Dated: May 26, 2005

S/ Robert E. Gerber
HONORABLE ROBERT E. GERBER
UNITED STATES BANKRUPTCY JUDGE